Exhibit 99.1

FedEx Corp. Reports Higher First Quarter Earnings,

Increases Fiscal 2019 Earnings Per Share Outlook

MEMPHIS, Tenn., September 17, 2018 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the first quarter ended August 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2019		Fiscal 2018
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$17.1 billion	$17.1 billion	$15.3 billion	$15.3 billion
Operating income	$1.07 billion	$1.19 billion	$971 million	$1.09 billion
Operating margin	6.3%	7.0%	6.3%	7.1%
Net income	$835 million	$933 million	$596 million	$683 million
Diluted EPS	$3.10	$3.46	$2.19	$2.51

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2019	Fiscal 2018
TNT Express integration expenses	$0.36	$0.30
FedEx Trade Networks legal matters	—	0.02

“FedEx delivered higher first-quarter earnings driven by solid execution of our business plan and a strong U.S. economy,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “We are very optimistic about our prospects for profitable growth and remain confident we will reach our goal to improve FedEx Express operating income by $1.2 billion to $1.5 billion in fiscal 2020 versus fiscal 2017.”

Operating income improved during the quarter, benefiting from higher volumes, increased yields and a favorable net impact of fuel at all transportation segments. Net results benefited by $0.50 per diluted share as a result of the enactment of the Tax Cuts and Jobs Act (TCJA), primarily from a lower statutory income tax rate.

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FedEx recognized substantially higher variable compensation accruals during the quarter, as last year’s first quarter results were negatively impacted by the NotPetya cyberattack at TNT Express. Also, during the fourth quarter of fiscal 2018 the company accelerated wage increases for certain hourly employees due to the enactment of the TCJA. Collectively, the impact of these items negatively affected year-over-year results by $170 million ($0.48 per diluted share).

Last year’s earnings included the estimated negative impacts of the NotPetya cyberattack affecting TNT Express ($300 million or $0.79 per diluted share) and Hurricane Harvey ($0.02 per diluted share). As previously disclosed, new pension accounting rules are now in effect and fiscal 2018 results have been recast to reflect application of the new rules. The new rules have no effect on net income or earnings per share.

The company acquired 2.6 million shares of FedEx common stock during the quarter at an average price of $238.95.

Outlook

FedEx is unable to forecast the fiscal 2019 year-end mark-to-market (MTM) retirement plan accounting adjustments. As a result, the company is unable to provide a fiscal 2019 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

FedEx has increased its fiscal 2019 earnings per share outlook and reaffirms its other financial targets for the year:

•	Revenue growth of approximately 9%;

•	Operating margin of approximately 7.9%;

•	Operating margin of approximately 8.5% excluding TNT Express integration expenses;

•	Earnings of $15.85 to $16.45 per diluted share before year-end MTM retirement plan accounting adjustments, up from the prior forecast of $15.65 to $16.25 per diluted share;

•

Earnings of $17.20 to $17.80 per diluted share before year-end MTM retirement plan accounting adjustments and excluding TNT Express integration expenses, up from the prior forecast of $17.00 to $17.60 per diluted share;

•	ETR of approximately 25% prior to year-end MTM retirement plan accounting adjustments; and

•	Capital spending of $5.6 billion.

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These forecasts assume moderate economic growth and stability in global trade. The company’s ETR and earnings per share outlooks are based on current TCJA interpretative guidance and are subject to change based on future guidance.

“As expected, the quarter’s results were affected by our decision to invest in our team members following the passage of the Tax Cuts and Jobs Act,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We remain committed to increasing earnings, margins, cash flows and returns this year.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $67 billion, the company offers integrated business solutions through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 425,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on September 17, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, a significant data breach or other disruption to our technology infrastructure, anti-trade measures and changes in international trade policies, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost, changes in fuel prices or currency exchange rates, our ability to match capacity to shifting volume levels, new U.S. domestic or international government regulation, future guidance, regulations, interpretations or challenges to our tax positions relating to the TCJA and our ability to realize the benefits of certain provisions of the TCJA, our ability to effectively operate, integrate, leverage and grow acquired businesses, our ability to achieve our FedEx Express segment profit improvement goal, legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf, disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service, the impact of any international conflicts or terrorist activities and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2019 and Fiscal 2018 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted first quarter fiscal 2019 and 2018 consolidated operating income and margin, net income and diluted earnings per share, and adjusted first quarter fiscal 2019 and 2018 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration expenses incurred in fiscal 2019 and 2018; and

•	Fiscal 2018 charges related to certain pending U.S. Customs and Border Protection matters involving FedEx Trade Networks.

We have incurred and expect to incur significant expenses over the next few years in connection with our integration of TNT Express. We have adjusted our first quarter fiscal 2019 and 2018 consolidated financial measures and the FedEx Express segment first quarter fiscal 2019 and 2018 financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including salaries and wages, professional and legal fees, advertising expenses and travel. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

Charges related to certain pending U.S. Customs and Border Protection matters involving FedEx Trade Networks are excluded from our first quarter fiscal 2018 consolidated non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

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Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2019 Operating Margin, Earnings Per Share and ETR Forecasts

Our fiscal 2019 operating margin forecast is a non-GAAP financial measure because it excludes estimated fiscal 2019 TNT Express integration expenses. Our fiscal 2019 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes the fiscal 2019 year-end MTM retirement plan accounting adjustments and estimated fiscal 2019 TNT Express integration expenses. Our fiscal 2019 ETR forecast is a non-GAAP financial measure because it excludes the fiscal 2019 year-end MTM retirement plan accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our fiscal 2019 operating margin, EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM retirement plan accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2019 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2019 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2019 year-end MTM retirement plan accounting adjustments could have a material impact on our fiscal 2019 consolidated financial results and ETR.

As previously disclosed, the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings is an

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estimate subject to adjustment during a 12-month measurement period ending in fiscal 2019. Any adjustment to this provisional benefit will be excluded from our fiscal 2019 non-GAAP earning measures, which is consistent with our presentation of the effects of the initial provisional benefit in our fiscal 2018 non-GAAP earnings measures.

The table included below titled “Fiscal 2019 Earnings Per Share Outlook” outlines the impacts of the items that are excluded from our fiscal 2019 EPS forecast, other than the year-end MTM retirement plan accounting adjustments. Additionally, the table below titled “Fiscal 2019 Operating Margin Forecast” presents a reconciliation of our presented non-GAAP measure to the most directly comparable GAAP measure.

First Quarter Fiscal 2019

FedEx Corporation

	Operating		Income Taxes[1]	Net Income[2]	Diluted Earnings Per Share
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,071	6.3%	$266	$835	$3.10
TNT Express integration expenses[3]	121	0.7%	23	98	0.36

Non-GAAP measure	$1,192	7.0%	$289	$933	$3.46

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$367	4.0%
TNT Express integration expenses	102	1.1%

Non-GAAP measure	$469	5.1%

First Quarter Fiscal 2018

FedEx Corporation

	Operating		Income Taxes[1]	Net Income[2]	Diluted Earnings Per Share
Dollars in millions, except EPS	Income	Margin
GAAP measure	$971	6.3%	$386	$596	$2.19
TNT Express integration expenses[3]	112	0.7%	30	82	0.30
FedEx Trade Networks legal matters	7	0.1%	2	5	0.02

Non-GAAP measure	$1,090	7.1%	$418	$683	$2.51

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FedEx Express Segment

Dollars in millions	Operating
	Income	Margin[5]
GAAP measure	$320	3.8%
TNT Express integration expenses	88	1.0%

Non-GAAP measure	$408	4.9%

Fiscal 2019 Operating Margin Forecast

Operating Margin
GAAP measure	7.9%
TNT Express integration expenses	0.6%

Non-GAAP measure	8.5%

Fiscal 2019 Earnings Per Share Outlook

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plan accounting adjustments (non-GAAP)[4,6]		$15.85 to $16.45
TNT Express integration expenses	$450
Income tax effect[1]	(85)

Net of tax effect	$365	1.35

Earnings per diluted share with adjustments[4,7]		$17.20 to $17.80

Notes:

1 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction, and for fiscal 2019, give consideration to the effects of the TCJA on the fiscal 2019 rates.
2 –	Effect of “Total other (expense) income” on net income amount not shown.
3 –	These expenses, including restructuring charges, were recognized at FedEx Corporate and FedEx Express.
4 –	The year-end MTM retirement plan accounting adjustments, which are impracticable to calculate at this time, are excluded.
5 –	Does not sum to total due to rounding.
6 –	Previous forecast was $15.65 to $16.25 per diluted share.
7 –	Previous forecast was $17.00 to $17.60 per diluted share.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2019

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended August 31
	2018	2017	%
Revenue:
FedEx Express segment	$9,222	$8,400	10%
FedEx Ground segment	4,799	4,245	13%
FedEx Freight segment	1,959	1,664	18%
FedEx Services segment	417	400	4%
Other and eliminations	655	588	11%

Total Revenue	17,052	15,297	11%

Operating Expenses:
Salaries and employee benefits[1]	6,260	5,664	11%
Purchased transportation	3,967	3,445	15%
Rentals and landing fees	823	818	1%
Depreciation and amortization	808	751	8%
Fuel	986	703	40%
Maintenance and repairs	735	675	9%
Other	2,402	2,270	6%

Total Operating Expenses[1]	15,981	14,326	12%

Operating Income (Loss):
FedEx Express segment[1]	367	320	15%
FedEx Ground segment[1]	667	606	10%
FedEx Freight segment[1]	176	165	7%
Corporate, eliminations and other[1]	(139)	(120)	(16%)

Total Operating Income[1]	1,071	971	10%

Other Income (Expense):
Interest, net	(112)	(114)	(2%)
Other retirement plans income[1]	158	146	8%
Other, net	(16)	(21)	(24%)

Total Other Income[1]	30	11	N	M

Income Before Income Taxes	1,101	982	12%
Provision for Income Taxes	266	386	(31%)

Net Income	$835	$596	40%

Diluted Earnings Per Share	$3.10	$2.19	42%

Weighted Average Common and Common Equivalent Shares	269	272	(1%)

Capital Expenditures	$1,179	$1,044	13%

1 –	Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2019

(In millions)

	August 31, 2018 (Unaudited)	May 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$2,369	$3,265
Receivables, less allowances	8,716	8,481
Spare parts, supplies and fuel, less allowances	523	525
Prepaid expenses and other	1,033	1,070

Total current assets	12,641	13,341

Property and Equipment, at Cost	56,326	55,121
Less accumulated depreciation and amortization	27,547	26,967

Net property and equipment	28,779	28,154

Other Long-Term Assets
Goodwill	6,869	6,973
Other assets	3,612	3,862

Total other long-term assets	10,481	10,835

	$51,901	$52,330

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities
Short-term borrowings	$299	$—
Current portion of long-term debt	1,404	1,342
Accrued salaries and employee benefits	1,686	2,177
Accounts payable	3,066	2,977
Accrued expenses	3,151	3,131

Total current liabilities	9,606	9,627

Long-Term Debt, Less Current Portion	15,241	15,243

Other Long-Term Liabilities
Deferred income taxes	2,948	2,867
Pension, postretirement healthcare and other benefit obligations	1,963	2,187
Self-insurance accruals	1,809	1,784
Deferred lease obligations	557	551
Deferred gains, principally related to aircraft transactions	156	121
Other liabilities	448	534

Total other long-term liabilities	7,881	8,044
Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,154	3,117
Retained earnings	25,315	24,823
Accumulated other comprehensive loss	(763)	(578)
Treasury stock, at cost	(8,565)	(7,978)

Total common stockholders’ investment	19,173	19,416

	$51,901	$52,330

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2019

(In millions)

(Unaudited)

	Three Months Ended August 31
	2018	2017
Operating Activities:
Net income	$835	$596
Noncash charges:
Depreciation and amortization	808	751
Other, net	173	219
Changes in operating assets and liabilities, net	(1,115)	(976)

Net cash provided by operating activities	701	590

Investing Activities:
Capital expenditures	(1,179)	(1,044)
Proceeds from asset dispositions and other	78	6

Net cash used in investing activities	(1,101)	(1,038)

Financing Activities:
Proceeds from short-term borrowings	299	—
Principal payments on debt	(2)	(12)
Proceeds from stock issuances	25	150
Dividends paid	(173)	(134)
Purchase of treasury stock	(625)	(86)
Other, net	4	(6)

Net cash used in financing activities	(472)	(88)

Effect of exchange rate changes on cash	(24)	70

Net decrease in cash and cash equivalents	(896)	(466)

Cash and cash equivalents at beginning of period	3,265	3,969

Cash and cash equivalents at end of period	$2,369	$3,503

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2018	2017	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,886	$1,750	8%
U.S. Overnight Envelope	468	450	4%

Total U.S. Overnight	2,354	2,200	7%
U.S. Deferred	952	878	8%

Total U.S. Package Revenue	3,306	3,078	7%

International Priority	1,848	1,741	6%
International Economy	850	770	10%

Total International Export Package	2,698	2,511	7%
International Domestic[1]	1,127	1,044	8%

Total Package Revenue	7,131	6,633	8%

Freight Revenue:
U.S.	730	613	19%
International Priority	551	470	17%
International Economy	519	381	36%
International Airfreight	85	83	2%

Total Freight Revenue	1,885	1,547	22%

Other Revenue	206	220	(6%)

Total Express Revenue	$9,222	$8,400	10%

Operating Expenses:
Salaries and employee benefits[2]	3,473	3,214	8%
Purchased transportation	1,307	1,184	10%
Rentals and landing fees	470	484	(3%)
Depreciation and amortization	436	415	5%
Fuel	845	603	40%
Maintenance and repairs	502	459	9%
Intercompany charges[2]	539	497	8%
Other	1,283	1,224	5%

Total Operating Expenses[2]	8,855	8,080	10%

Operating Income[2]	$367	$320	15%

Operating Margin[2]	4.0%	3.8%	0.2	pts

1 –	International Domestic revenues relate to international intra-country operations.
2 –	Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2019

(Unaudited)

	Three Months Ended August 31
	2018	2017	%
PACKAGE STATISTICS

Average Daily Package Volume (000s):
U.S. Overnight Box	1,231	1,188	4%
U.S. Overnight Envelope	551	557	(1%)

Total U.S. Overnight Package	1,782	1,745	2%
U.S. Deferred	916	876	5%

Total U.S. Domestic Package	2,698	2,621	3%

International Priority	518	504	3%
International Economy	276	252	10%

Total International Export Package	794	756	5%
International Domestic[1]	2,395	2,238	7%

Total Average Daily Packages	5,887	5,615	5%

Yield (Revenue Per Package):
U.S. Overnight Box	$23.57	$22.67	4%
U.S. Overnight Envelope	13.09	12.43	5%

U.S. Overnight Composite	20.33	19.40	5%
U.S. Deferred	15.98	15.42	4%

U.S. Domestic Composite	18.85	18.07	4%

International Priority	54.84	53.17	3%
International Economy	47.43	46.95	1%

Total International Export Composite	52.27	51.09	2%
International Domestic[1]	7.24	7.18	1%

Composite Package Yield	$18.64	$18.17	3%

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	8,309	7,727	8%
International Priority	5,315	4,906	8%
International Economy	13,459	10,281	31%
International Airfreight	1,717	1,853	(7%)

Total Avg Daily Freight Pounds	28,800	24,767	16%

Revenue Per Freight Pound:
U.S.	$1.35	$1.22	11%
International Priority	1.60	1.48	8%
International Economy	0.59	0.57	4%
International Airfreight	0.76	0.69	10%

Composite Freight Yield	$1.01	$0.96	5%

Operating Weekdays	65	65	—

1 –	International Domestic revenues relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2018	2017	%
FINANCIAL HIGHLIGHTS

Revenue	$4,799	$4,245		13%

Operating Expenses:
Salaries and employee benefits[1]	805	680		18%
Purchased transportation	2,062	1,776		16%
Rentals	191	184		4%
Depreciation and amortization	173	161		7%
Fuel	3	2		50%
Maintenance and repairs	77	75		3%
Intercompany charges[1]	397	359		11%
Other	424	402		5%

Total Operating Expenses[1]	4,132	3,639		14%

Operating Income[1]	$667	$606		10%

Operating Margin[1]	13.9%	14.3%	(0.4	pts)

OPERATING STATISTICS
Operating Weekdays	65	65		—
Average Daily Package Volume (000s)	8,221	7,688		7%
Yield (Revenue Per Package)	$8.96	$8.47		6%

1 –	Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2019

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2018	2017	%
FINANCIAL HIGHLIGHTS

Revenue	$1,959	$1,664		18%

Operating Expenses:
Salaries and employee benefits[1]	928	793		17%
Purchased transportation	259	198		31%
Rentals	42	36		17%
Depreciation and amortization	78	68		15%
Fuel	137	97		41%
Maintenance and repairs	62	56		11%
Intercompany charges[1]	138	125		10%
Other	139	126		10%

Total Operating Expenses[1]	1,783	1,499		19%

Operating Income[1]	$176	$165		7%

Operating Margin[1]	9.0%	9.9%	(0.9	pts)

OPERATING STATISTICS

Operating Weekdays	65	65		—

Average Daily Shipments (000s)
Priority	81.2	74.4		9%
Economy	34.6	31.6		9%

Total Average Daily Shipments	115.8	106.0		9%

Weight Per Shipment (lbs)
Priority	1,218	1,184		3%
Economy	1,009	1,147		(12%)

Composite Weight Per Shipment	1,156	1,173		(1%)

Revenue/Shipment
Priority	$246.77	$226.16		9%
Economy	292.33	277.04		6%

Composite Revenue/Shipment	$260.39	$241.34		8%

Revenue/CWT
Priority	$20.26	$19.11		6%
Economy	28.97	24.15		20%

Composite Revenue/CWT	$22.53	$20.58		9%

1 –	Prior year amounts have been recast to conform to the current year presentation reflecting the pension accounting changes.